March 16, 2015

PRESS RELEASE

CORRECTION: Century Casinos, Inc. Announces Fourth Quarter 2014  Results

Colorado Springs, Colorado – March 16, 2015 – Century Casinos, Inc. (NASDAQ Capital Market® : CNTY) announced today that it corrected a press release issued earlier on March 16, 2015 to reflect a reclassification of certain liabilities from current to non-current on the Company’s consolidated balance sheet as of December 31, 2014. The corrections did not change the fourth quarter and year end results and are the following:

On page eight, current liabilities were changed from $29.989 million to $28.128 million and non-current liabilities were changed from $35.052 million to $36.913 million.

2014 Highlights*

•	Net operating revenue was $120.1 million, a 15% increase from the year ended December 31, 2013.
•	Adjusted EBITDA** was $12.9 million, a 1% increase from the year ended December 31, 2013.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $1.2 million, an 80% decrease from the year ended December 31, 2013.
•	Earnings per share were $0.05.
•	Book value per share *** at December 31, 2014 was $4.86.

Fourth Quarter 2014 Highlights*

•	Net operating revenue was $31.3 million, a 6% increase from the three months ended December 31, 2013.
•	Adjusted EBITDA** was $4.0 million, an 82% increase from the three months ended December 31, 2013.
•	Net losses attributable to Century Casinos, Inc. shareholders were $0.2 million, a 9% decrease from the three months ended December 31, 2013.
•	Losses per share were $0.01.

In December 2014, we announced that we will form a new 75%-owned subsidiary, Century Bets! Inc. (“CBS”), to operate the pari-mutuel off-track betting network in Southern Alberta, Canada. Horse Racing Alberta has awarded CBS a license to operate this network, and the Company anticipates that CBS will begin operating this network in the second quarter of 2015.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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In October 2014, a subsidiary of the Company invested $1 million in an Argentina company that leases slot machines and provides related services to Mendoza Casino, a casino located in Mendoza, Argentina that is owned by the Province of Mendoza. The Company’s subsidiary, which also will receive a fee for providing consulting services to the venture, owns 7.5% of the company and has a three year option to purchase up to 50% of the company.

Amounts in thousands, except per share data	For the Three Months Ended December 31,			For the Year Ended December 31,
Consolidated Results:	2014	2013	% Change	2014	2013	% Change
Net operating revenue	$31,259	$29,424	6%	$120,048	$104,588	15%
Earnings from operations	639	(16)	4094%	2,657	5,483	(52%)
Net earnings	(230)	(211)	(9%)	1,232	6,181	(77%)

Adjusted EBITDA**	$3,975	$2,189	82%	$12,850	$12,685	1%

Earnings per share:
Basic	$(0.01)	$(0.01)	0%	$0.05	$0.26	(81%)
Diluted	$(0.01)	$(0.01)	0%	$0.05	$0.26	(81%)
Weighted average common shares:
Basic	24,381	24,378		24,381	24,052
Diluted	24,417	24,365		24,419	24,213

“We ended 2014 on a strong note. A combination of a more streamlined cost structure and better overall macro-trends resulted in a 6% increase in net operating revenue and an 82% increase in Adjusted EBITDA in the fourth quarter of 2014 compared to the fourth quarter of 2013. We are happy with our good progress in further improving the operating margins at Casinos Poland as well as at both properties in Canada,” Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos, said. “Construction remains on budget and on schedule on the Century Downs Racetrack and Casino, which is located four-and-a-half miles from Calgary International Airport and next to CrossIrons Mills, a regional shopping center that attracts approximately 12 million visitors annually. The facility is expected to open on April 1, 2015, with a 0.7 mile racetrack, 550 gaming machines, a restaurant, bars and an off-track betting lounge,” they continued.

Three Months and Year Ended December 31, 2014  Results*

Net operating revenue increased by $1.8 million, or 6%, and increased by $15.5 million, or 15%, for the three months and year ended December 31, 2014 compared to the three months and year ended December 31, 2013. Following is a summary of the changes in net operating revenue by property or category for the three months and year ended December 31, 2014 compared to the three months and year ended December 31, 2013:

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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	Net Operating Revenue
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	3%	$(0.1)	(0%)
Century Casino, Calgary	0.3	14%	0.5	5%
Century Downs Racetrack and Casino	0.0	(8%)	0.5	1920%
Century Casino & Hotel, Central City	(0.3)	(7%)	(1.6)	(9%)
Century Casino & Hotel, Cripple Creek	0.1	5%	(0.9)	(7%)
Casinos Poland	1.3	10%	16.4	47%
Cruise Ships & Other	0.3	16%	0.7	11%
Total	$1.8	6%	$15.5	15%

Earnings from operations increased by $0.7 million, or 4094%, and decreased by ($2.8) million, or (52%), for the three months and year ended December 31, 2014 compared to the three months and year ended December 31, 2013. Following is a summary of changes in earnings from operations by property or category for the three months and year ended December 31, 2014 compared to the three months and year ended December 31, 2013:

	Earnings from Operations
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.3	15%	$0.3	4%
Century Casino, Calgary	0.4	319%	0.6	267%
Century Downs Racetrack and Casino	(0.1)	(181%)	(0.2)	(291%)
Century Casino & Hotel, Central City	(0.1)	(31%)	(0.8)	(41%)
Century Casino & Hotel, Cripple Creek	0.1	1189%	(0.7)	(44%)
Casinos Poland	1.1	701%	(0.5)	(149%)
Cruise Ships & Other	(0.1)	(112%)	(0.2)	(28%)
Corporate Other	(1.0)	(49%)	(1.3)	(20%)
Total	$0.7	4094%	$(2.8)	(52%)

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Net earnings decreased by less than $0.1 million, or (9%), and decreased by ($5.0) million, or (80%), for the three months and year ended December 31, 2014 compared to the three months and year ended December 31, 2013. Following is a summary of the changes in net earnings (loss) by property or category for the three months and year ended December 31, 2014 compared to the three months and year ended December 31, 2013:

	Net Earnings (Loss)
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2014/2013		2014/2013
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	14%	$0.2	4%
Century Casino, Calgary	0.3	1128%	0.5	1532%
Century Downs Racetrack and Casino	0.1	5700%	0.1	4450%
Century Casino & Hotel, Central City	(0.1)	(31%)	(0.5)	(41%)
Century Casino & Hotel, Cripple Creek	0.1	1320%	(0.4)	(44%)
Casinos Poland	0.8	217%	(0.1)	(1033%)
Cruise Ships & Other	(0.1)	(162%)	(0.2)	(36%)
Corporate Other	(1.4)	(98%)	(4.5)	(200%)
Total	$0.0	(9%)	$(5.0)	(80%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) include interest income, interest expense, gains on foreign currency transactions, gain on business combination, income tax expense and non-controlling interests.

The period over period increase in net operating revenue and decrease in net earnings for the year ended December 31, 2014 compared to the year ended December 31, 2013 primarily relate to the inclusion of operating results from Casinos Poland Ltd. (“Casinos Poland” or “CPL”) in the second quarter of 2013 as a result of the Company's purchase of an additional 33.3% ownership interest in CPL in April 2013. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment. CPL contributed $51.2 million in net operating revenue and $0.1 million in net losses from January 1, 2014 through December 31, 2014. In addition, the consolidation of United Horsemen of Alberta, Inc. dba Century Downs Racetrack and Casino (“CDR”) as of November 29, 2013 as a minority owned subsidiary for which we have a controlling financial interest affects the comparability of 2014 and 2013 financial results. CDR contributed $0.5 million in net operating revenue and less than $0.1 million in net earnings from January 1, 2014 through December  31, 2014.

During the second quarter of 2013, the Company recognized a gain of $2.1 million as a result of measuring at fair value its initial 33.3% ownership interest in CPL held prior to the acquisition date. As a result, the Corporate Other category reported net losses of ($2.2) million for the year ended December 31, 2013.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

4/14

Property and Category Results (in thousands)*

The following are property and category results for net operating revenue and Adjusted EBITDA**.

The Company has amended the definition of Adjusted EBITDA** to include one-time acquisition costs. Prior year numbers have been updated for comparability.

	Net Operating Revenue			Adjusted EBITDA**			Net Operating Revenue			Adjusted EBITDA**
	For the Three Months			For the Three Months			For the Year			For the Year
	Ended December 31,			Ended December 31,			Ended December 31,			Ended December 31,
	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Century Casino & Hotel, Edmonton	$6,627	$6,462	3%	$2,450	$2,161	13%	$25,127	$25,217	(0%)	$9,188	$8,926	3%
Century Casino, Calgary	2,418	2,115	14%	518	96	440%	8,967	8,507	5%	1,274	706	81%
Century Downs Racetrack and Casino	23	25	(8%)	(51)	6	(950%)	505	25	1920%	(108)	6	(1900%)
Century Casino & Hotel, Central City	3,678	3,957	(7%)	572	571	0%	15,753	17,374	(9%)	2,481	3,239	(23%)
Century Casino & Hotel, Cripple Creek	2,573	2,446	5%	401	260	54%	10,954	11,819	(7%)	2,047	2,604	(21%)
Casinos Poland	14,103	12,831	10%	1,781	872	104%	51,191	34,817	47%	3,683	2,749	34%
Cruise Ships & Other	1,837	1,587	16%	139	200	(31%)	7,551	6,827	11%	926	997	(7%)
Corporate	0	1	0%	(1,835)	(1,977)	7%	0	2	0%	(6,641)	(6,542)	(2%)
Consolidated	$31,259	$29,424	6%	$3,975	$2,189	82%	$120,048	$104,588	15%	$12,850	$12,685	1%

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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Balance Sheet and Liquidity

As of December 31, 2014, the Company had $24.7 million in cash and cash equivalents and $38.3 million in outstanding debt on its balance sheet compared to $27.4 million in cash and cash equivalents and $34.1 million in outstanding debt at December 31, 2013.  The $38.3 million in outstanding debt as of December 31, 2014 includes $5.1 million related to CPL, $16.8 million related to a long-term land lease by CDR and $16.4 million related to the Company’s Bank of Montreal credit agreement.

Conference Call Information

Today the Company will post a copy of the annual report on Form 10-K filed with the SEC for the year ended December 31, 2014 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its fourth quarter 2014  earnings conference call today at 8:00 am MDT; 3:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until March 31, 2015 at http://corporate.cnty.com/investor-relations/sec-filings.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos shareholders’ equity divided by outstanding common shares.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings

	For the Three Months Ended December 31,		For the Year Ended December 31,
Amounts in thousands, except for per share information	2014	2013	2014	2013
Operating revenue:
Net operating revenue	$31,259	$29,424	$120,048	$104,588
Operating costs and expenses:
Total operating costs and expenses	30,620	29,433	117,391	98,970
Loss from equity investment	0	(7)	0	(135)
Earnings (loss) from operations	639	(16)	2,657	5,483
Non-operating income (expense):
Gain on business combination	0	404	0	2,478
Interest income	9	55	81	73
Interest expense	(748)	(433)	(2,837)	(983)
Gains on foreign currency transactions and other	142	84	517	318
Non-operating income (expense), net	(597)	110	(2,239)	1,886
Earnings before income taxes	42	94	418	7,369
Income tax provision	721	609	1,507	1,294
Net (loss) earnings	(679)	(515)	(1,089)	6,075
Net loss attributable to non-controlling interest	449	304	2,321	106
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$(230)	$(211)	$1,232	$6,181

Earnings (loss) per share attributable to Century Casinos, Inc.:
Basic	$(0.01)	$(0.01)	$0.05	$0.26
Diluted	$(0.01)	$(0.01)	$0.05	$0.26

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	December 31,	December 31,
	2014	2013
Assets
Current assets	$30,163	$32,360
Property and equipment, net	134,627	132,639
Other assets	22,677	25,625
Total assets	$187,467	$190,624

Liabilities and Equity
Current liabilities	$28,128	$26,801
Non-current liabilities	36,913	34,373
Century Casinos, Inc. shareholders' equity	118,428	121,809
Non-controlling interest	3,998	7,641
Total liabilities and equity	$187,467	$190,624

8/14

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins ** by Property or Category (unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Century Casino & Hotel, Edmonton	37%	33%	37%	35%
Century Casino, Calgary	21%	5%	14%	8%
Century Downs Racetrack and Casino	(222%)	24%	(21%)	24%
Century Casino & Hotel, Central City	16%	14%	16%	19%
Century Casino & Hotel, Cripple Creek	16%	11%	19%	22%
Casinos Poland	13%	7%	7%	8%
Cruise Ships & Other	8%	13%	12%	15%
Consolidated Adjusted EBITDA Margin	13%	7%	11%	12%

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended December 31, 2014

Amounts in thousands

	Three Months Ended December 31, 2014
	Edmonton	Calgary	Century Downs	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$1,581	$298	$112	$119	$61	$450	$(44)	$(2,807)	$(230)
Interest income	0	0	0	0	0	(2)	0	(7)	(9)
Interest expense	155	0	521	0	0	70	0	2	748
Income taxes (benefit)	483	11	77	73	37	251	33	(244)	721
Depreciation and amortization	252	225	0	348	296	697	150	46	2,014
Non-controlling interest	0	0	(675)	0	0	226	0	0	(449)
Non-cash stock-based compensation	0	0	0	0	0	0	0	972	972
Foreign currency losses (gains)	(21)	(18)	(86)	0	0	(22)	0	5	(142)
(Gain) loss on disposition of fixed assets	0	2	0	32	7	0	0	0	41
Acquisition costs	0	0	0	0	0	0	0	198	198
Other one-time expenses	0	0	0	0	0	111	0	0	111
Adjusted EBITDA*	$2,450	$518	$(51)	$572	$401	$1,781	$139	$(1,835)	$3,975

CENTURY CASINOS, INC. AND SUBSIDIARIES

9/14

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended December 31, 2013

Amounts in thousands

	Three Months Ended December 31, 2013
	Edmonton	Calgary	Century Downs	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$1,385	$(29)	$(2)	$173	$(5)	$(386)	$71	$(1,418)	$(211)
Interest income	(16)	0	0	0	0	(8)	0	(31)	(55)
Interest expense	104	0	171	0	(1)	158	0	1	433
Income taxes (benefit)	445	(98)	6	106	(3)	332	23	(202)	609
Depreciation and amortization	253	229	0	292	240	784	100	30	1,928
Non-controlling interest	0	0	(112)	0	0	(192)	0	0	(304)
Non-cash stock-based compensation	0	0	0	0	0	0	0	22	22
Foreign currency losses (gains)	(13)	(6)	0	0	0	(66)	0	1	(84)
(Gain) loss on disposition of fixed assets	3	0	0	0	29	242	6	24	304
(Gain) on business combination	0	0	0	0	0	0	0	(404)	(404)
Other one-time expenses (income)	0	0	(57)	0	0	8	0	0	(49)
Adjusted EBITDA*	$2,161	$96	$6	$571	$260	$872	$200	$(1,977)	$2,189

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the year ended December 31, 2014

Amounts in thousands

	Year Ended December 31, 2014
	Edmonton	Calgary	Century Downs	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$5,915	$444	$87	$720	$563	$(112)	$325	$(6,710)	$1,232
Interest income	0	0	0	0	0	(39)	0	(42)	(81)
Interest expense	479	0	1,994	0	1	358	0	5	2,837
Income taxes (benefit)	1,865	(57)	163	440	346	25	91	(1,366)	1,507
Depreciation and amortization	995	915	0	1,288	1,131	2,839	506	161	7,835
Non-controlling interest	0	0	(2,267)	0	0	(54)	0	0	(2,321)
Non-cash stock-based compensation	0	0	0	0	0	0	0	1,028	1,028
Foreign currency (gains) losses	(66)	(30)	(97)	0	0	(342)	1	17	(517)
(Gain) loss on disposition of fixed assets	0	2	0	33	6	587	3	0	631
Acquisition costs	0	0	115	0	0	0	0	266	381
Other one-time expenses (income)	0	0	(103)	0	0	421	0	0	318
Adjusted EBITDA*	$9,188	$1,274	$(108)	$2,481	$2,047	$3,683	$926	$(6,641)	$12,850

11/14

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the year ended December 31, 2013

Amounts in thousands

	Year Ended December 31, 2013
	Edmonton	Calgary	Century Downs	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$5,703	$(31)	$(2)	$1,225	$1,004	$12	$504	$(2,234)	$6,181
Interest income	(16)	0	0	0	0	(10)	0	(47)	(73)
Interest expense	429	0	171	0	0	384	(3)	2	983
Income taxes (benefit)	1,809	(172)	6	750	615	145	81	(1,940)	1,294
Depreciation and amortization	1,028	920	0	1,269	956	1,903	402	121	6,599
Non-controlling interest	0	0	(112)	0	0	6	0	0	(106)
Non-cash stock-based compensation	0	0	0	0	0	0	0	33	33
Foreign currency losses (gains)	(30)	(11)	0	0	0	(204)	(1)	(72)	(318)
(Gain) loss on disposition of fixed assets	3	0	0	(5)	29	505	14	24	570
(Gain) on business combination	0	0	0	0	0	0	0	(2,478)	(2,478)
Acquisition costs	0	0	0	0	0	0	0	49	49
Other one-time expenses (income)	0	0	(57)	0	0	8	0	0	(49)
Adjusted EBITDA*	$8,926	$706	$6	$3,239	$2,604	$2,749	$997	$(6,542)	$12,685

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes (benefit), depreciation, amortization, non-controlling interest, pre-opening expenses, acquisition costs, non-cash stock based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, realized foreign currency losses (gains),  (gain) on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates 30 casinos worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard 15  luxury cruise vessels (Regatta, Nautica, Insignia, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Mein Schiff 3, Wind Surf, Wind Star, Wind Spirit, Star Pride, Seven Seas Voyager, Seven Seas Mariner, and Seven Seas Navigator) and the casino on the cruise ferry Nova Star.  Through its Austrian subsidiary, CCE, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Mendoza Casino in Mendoza, Argentina.  The Company, through CCE, is currently developing the Century Downs Racetrack and Casino in the north metropolitan area of Calgary, Alberta, Canada that will include a horse race track and other gaming, restaurant and entertainment facilities. The Company, through CCE, also owns a 75% interest in CBS, which is expected to begin operating a pari-mutuel off-track betting network in Southern Alberta, Canada, in the second quarter of 2015.The Company continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, development of and the prospects for the Century Downs Racetrack and Casino project, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2014. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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